As filed with the Securities and Exchange Commission on January 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LUCID DIAGNOSTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	82-5488042
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

360 Madison Avenue, 25th Floor

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

LUCID DIAGNOSTICS INC. AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Dr. Lishan Aklog, Chairman and Chief Executive Officer

Lucid Diagnostics Inc.

360 Madison Avenue, 25th Floor

New York, NY 10017

(Name and address of agent for service)

(917) 813-1828

(Telephone number, including area code, of agent for service)

with a copy to:

David Alan Miller, Esq.

Eric T. Schwartz, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th floor

New York, NY 10174

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This registration statement is filed by Lucid Diagnostics Inc. (the “Company”) to register an additional 4,018,163 shares of the Company’s common stock issuable pursuant to the Company’s Amended and Restated 2018 Long-Term Incentive Equity Plan (the “Plan”), consisting of additional securities in accordance with Section 3.1 of the Plan, and consists of only those items required by General Instruction E to Form S-8. The Company hereby incorporates by reference into this registration statement the contents of the prior registration statement on Form S-8 relating to the Plan, filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2021 (File No. 333-261807), February 10, 2023 (File No. 333-269702) and February 6, 2024 (File No. 333-276908).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information required by this Part I is omitted from this Registration Statement in accordance with rules and regulations under the Securities Act of 1933, as amended (“Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in this Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such items):

●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on March 25, 2024).

●	The quarterly reports on Form 10-Q for each of the period ended March 31, 2024 (filed on May 13, 2024), the period ended June 30, 2024 (filed on August 12, 2024), and the period ended September 30, 2024 (filed on November 12, 2024).

●	The current reports on Form 8-K dated January 26, 2024 (filed on January 30, 2024), March 13, 2024 (filed on March 14, 2024), May 1, 2024 (filed on May 7, 2024), May 24, 2024 (filed on May 24, 2024), June 21, 2024 (filed on June 21, 2024), July 23, 2024 (filed on July 24, 2024), November 8, 2024 (filed on November 12, 2024), November 12, 2024 (filed on November 18, 2024), November 22, 2024 (filed on November 29, 2024) and December 19, 2024 (filed on December 20, 2024).

●	The description of our common stock in the Form 8-A dated October 12, 2021, including any amendment or report filed under the Exchange Act for the purpose of updating such description, including Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 31, 2023.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items) will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing.

Any statement contained herein or in a document incorporated by reference herein will be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or replaces the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Item 5.	Interests of Named Experts and Counsel.

Graubard Miller issued the opinion as to the legality of the shares of our common stock being registered pursuant to this registration statement.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 31st day of January, 2025.

LUCID DIAGNOSTICS INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lishan Aklog, M.D. and Dennis M. McGrath, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Lishan Aklog, M.D.	Chairman and Chief Executive Officer	January 31, 2025
	Lishan Aklog, M.D.	(Principal Executive Officer)

By:	/s/ Dennis M. McGrath	Chief Financial Officer (Principal	January 31, 2025
	Dennis M. McGrath	Financial and Accounting Officer)

By:	/s/ Stanley N. Lapidus	Vice Chairman and Director	January 31, 2025
Stanley N. Lapidus

By:	/s/ James L. Cox, M.D.	Director	January 31, 2025
James L. Cox, M.D.

By:	/s/ Dennis A. Matheis	Director	January 31, 2025
Dennis A. Matheis

By:	/s/ Jacque J. Sokolov, M.D.	Director	January 31, 2025
Jacque J. Sokolov, M.D.

By:	/s/ Ronald M. Sparks	Director	January 31, 2025
Ronald M. Sparks

By:	/s/ Debra J. White	Director	January 31, 2025
Debra J. White

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Exhibit No.	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation	S-1/A	10/7/21	3.1
3.2	Certificate of Amendment to Certificate of Incorporation, dated June 21, 2023	8-K	6/21/23	3.1
3.3	Certificate of Amendment to Certificate of Incorporation, dated July 23, 2024	8-K	7/23/24	3.1
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock	8-K	3/14/24	3.1
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock	8-K	5/7/24	3.1
3.6	Amended and Restated Bylaws	S-1/A	10/7/21	3.2
4.1	Specimen Lucid Diagnostics Inc. Common Stock Certificate	S-1/A	10/7/21	4.1
5.1	Opinion of Graubard Miller				X
10.1	Lucid Diagnostics Inc. Amended and Restated 2018 Long-Term Incentive Equity Plan	14A	5/2/22	Annex A
23.1	Consent of Marcum LLP				X
23.2	Consent of Graubard Miller (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on the signature page hereto)				X
107	Fee Calculation Table				X